Exhibit A

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D/A filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the common units and subordinated units of Rice Midstream Partners LP, a Delaware limited partnership (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D/A and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of March 7, 2016.

RICE ENERGY INC.

/s/ William E. Jordan
Name:	William E. Jordan
Title:	Senior Vice President, General Counsel and Corporate Secretary

RICE ENERGY APPALACHIA, LLC

/s/ William E. Jordan
Name:	William E. Jordan
Title:	Senior Vice President, General Counsel and Corporate Secretary

RICE MIDSTREAM HOLDINGS LLC

/s/ William E. Jordan
Name:	William E. Jordan
Title:	Senior Vice President, General Counsel and Corporate Secretary

RICE MIDSTREAM GP MANAGEMENT LLC

/s/ William E. Jordan
Name:	William E. Jordan
Title:	Manager

RICE MIDSTREAM GP HOLDINGS LP

By: Rice Midstream GP Management LLC

/s/ William E. Jordan
Name:	William E. Jordan
Title:	Manager